Exhibit 99.1

CHARLES A. DILL RETIRES FROM TRANSACT TECHNOLOGIES’ BOARD OF DIRECTORS

HAMDEN, CT – April 19, 2012 – TransAct Technologies Incorporated (NASDAQ: TACT), a global leader in market-specific printers for transaction-based and other industries, announced today that Charles A. Dill is retiring from its Board of Directors, effective at the end of his current term on May 30, 2012.

“At the age of 72, I am reducing my Board responsibilities, but remain an enthusiastic shareholder in TransAct, particularly as it expands from its traditional specialty printer products into the software-driven EPICENTRAL® Print System for gaming, as well as into other high-growth markets,” said Mr. Dill.  “The extensive software background of TransAct’s newest director, John Dillon, is an important addition to the TransAct Board going forward.”

“We thank Charlie for his 16 years of service as a member of TransAct’s Board and wish him the best in his retirement,” said Bart C. Shuldman, Chairman and Chief Executive Officer of TransAct Technologies.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated (NASDAQ: TACT) is a leader in developing and manufacturing market-specific printers for transaction-based and other industries. These industries include casino, gaming, lottery, banking, kiosk, point-of-sale, oil and gas, and medical and mobile.  Each individual market has distinct, critical requirements for printing and the transaction is not complete until the receipt and/or ticket is produced.  TransAct printers are designed from the ground up based on market specific requirements and are sold under the Ithaca®, Epic and Printrex® product brands.  TransAct distributes its printers through OEMs, value-added resellers, selected distributors, and direct to end-users.  TransAct has over two million printers installed around the world.  TransAct is committed to world-class printer service, spare parts and accessories required by a growing worldwide installed base of printers.  Beyond printers, TransAct is a leader in providing printing supplies to the full transaction printer market.  Through its TransAct Services Group, TransAct provides a complete range of supplies and consumables items used in the printing and scanning activities of customers in the hospitality, banking, retail, gaming, government and oil and gas exploration markets.  Through its webstore, http://www.transactsupplies.com, and a direct selling team, TransAct addresses the on-line demand for these products.  TransAct is headquartered in Hamden, CT.  For more information, please visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements:

Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but are not limited to, the Company’s ability to successfully integrate the Printrex business with its existing operations; customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; dependence on significant vendors; dependence on contractor manufacturers for the assembly of a large portion of our products in China; the ability to protect intellectual property; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; and risks associated with potential future acquisitions. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Contact:
TransAct Technologies Incorporated
Steven DeMartino, President and Chief Financial Officer
203-859-6810

ICR Inc.
William Schmitt
203-682-8200